EXHIBIT 99.1

Daybreak Updates Sale of Louisiana Properties

SPOKANE, Wash., June 5, 2008 -- Daybreak Oil and Gas, Inc. (OTC Bulletin Board: DBRM) (“Daybreak” or the “Company”) a Washington Corporation, is pleased to announce that the Company intends to sign the final closing documents for the sale of its Tuscaloosa Project properties on Friday, June 13, 2008.  These properties are located in Tensas and Franklin Parishes, Louisiana.  As reported previously, Daybreak received $2,000,000 on January 18, 2008, in exchange for 25% of its interest.  Under terms of the original Purchase and Sale Agreement, Daybreak and the Purchaser contemplated two separate closings for 100% of Daybreak's interests for a total purchase price of $8,000,000.  At an intermediate closing, April 30, 2008, Daybreak received $500,000 in exchange for the transfer of 6.25% of the Company's original ownership interest in the properties.  As amended, a final closing in the amount of $5,500,000, subject to customary allowances, was to occur by May 31, 2008.  This final closing has been re-scheduled by mutual agreement to accommodate requirements related to the Purchaser's optimized financing which have now been completed.

For more information about Daybreak Oil and Gas Inc., please visit its website at www.daybreakoilandgas.com.

Contact:

Tim Lindsey	Telephone:	281-253-4576
	Email:	timl@daybreakoilandgas.com

James Westmoreland	Telephone:	713-829-6062
	Email:	jimw@daybreakoilandgas.com

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995: Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "should", "up to", "approximately", "likely", or "anticipates" or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.